Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of TPG Twin Brook Capital Income Fund of our report dated March 20, 2024 relating to the financial statements of TPG Twin Brook Capital Income Fund, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 30, 2026

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